Exhibit 99.3

                                AMENDMENT No. 2
                                      TO
                  THE TORONTO-DOMINION BANK, U.S.A. DIVISION
                    401(k) EMPLOYEE RETIREMENT SAVINGS PLAN
              (As Amended and Restated Effective January 1, 2000)

Pursuant to resolutions adopted by the Toronto-Dominion Bank Senior International Pension Committee, and the authority reserved in Section 12.1 of The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan (hereinafter the "Plan"), said Plan is amended, effective as of the dates set forth herein, as follows:

1. Effective as of April 5, 2002, Article 4 of the Plan is amended by the addition of Section 4.11 to read as follows:

     "4.11 Transfer of Assets and Liabilities from the LETCO 401(k) Profit
           Sharing Plan and Trust

           Effective as of April 5, 2002, assets and liabilities held by the LETCO 401(k) Profit Sharing Plan and Trust (hereinafter the "LETCO 401(k) Plan") shall be transferred into this Plan. Such transfer of assets and liabilities shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Committee, the Trustee shall accept a transfer of all assets and liabilities held under the LETCO 401(k) Plan and Trust.

           The Committee shall cause an Account to be established under the Plan in the name of each Participant and Beneficiary who has an Account under the LETCO 401(k) Plan as of the merger on April 5, 2002 (the "Merger Date"), and shall credit such Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Account under the LETCO 401(k) Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or charge allocable to such Account subsequent to the Merger Date. In addition, each such Account shall be comprised of the following subaccounts: (i) a Compensation Reduction Contribution Account to hold elective deferrals (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the LETCO 401(k) Plan and (ii) a Company Matching Contribution Account to hold matching contributions (as adjusted for earnings, losses, expenses and any other allocable debit or credit) made under the LETCO 401(k) Plan. All such Accounts and subaccounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date."

2. Effective as of April 5, 2002, Section 8.2(b) of the Plan is amended by the addition of the following immediately after the last sentence thereof:

     "In addition, and notwithstanding any other provision of the Plan to the contrary, an Employee who is a Participant in the LETCO 401(k) Profit Sharing Plan and Trust as of April 4, 2002 shall have a vested right in his Company Matching Contribution Account, and any earnings and losses attributable thereto, in accordance with the following schedule:

               Years of Service                    Vested Percentage

                   0-1 years                                0%
                    1 year                                  0%
                    2 years                                20%
                    3 years                               100%"

3. Effective as of April 5, 2002, Section 8.2(c) of the Plan is amended by the addition of the following immediately prior to the last sentence thereof:

     "In addition, and notwithstanding any other provision of the Plan to the contrary, an Employee who is a Participant in the LETCO 401(k) Profit Sharing Plan and Trust as of April 4, 2002 shall have a vested right in his Profit Sharing Contribution Account in accordance with the following schedule:

                Years of Service                    Vested Percentage

                    0-1 years                                0%
                     1 year                                  0%
                     2 years                                20%
                     3 years                               100%"

4. Effective as of April 5, 2002, Section 9.2 of the Plan is amended by the addition of the following to the end thereof:

     "c. Notwithstanding the foregoing and except as hereinafter provided, a participant in the LETCO 401(k) Profit Sharing Plan and Trust (the "LETCO Plan") may elect to receive the portion of his or her Account attributable to participation in the LETCO Plan prior to April 5, 2002 in any method permitted by the LETCO Plan. Notwithstanding the foregoing, effective for distribution elections first processed by the Committee on or after the later of April 5, 2002 or the ninetieth day after distribution of the notice required by applicable regulations, the only permitted forms of distribution shall be those described in Sections 9.2(a) and (b) above.

     If a Participant elects to have the portion of his or her Account attributable to participation in the LETCO Plan prior to April 5, 2002 distributed in the form of an annuity, such Account shall be distributed in the form of a Qualified Joint and Survivor Annuity (QJSA) unless the Participant and spouse, if applicable, have made a qualified election. A qualified election to waive the QJSA shall be made not earlier than ninety (90) days before the Participant's Annuity Commencement Date (as defined below), and not later than the Participant's Annuity Commencement Date, and shall not be effective unless, within ninety (90) days preceding the Annuity Commencement Date, the Participant's spouse irrevocably consents in writing to the Participant's election and to the naming of a specific non-spouse beneficiary (including any class of beneficiaries or contingent beneficiaries), if applicable, and a specific form of benefit; the terms of such consent acknowledge the effect of the waiver; and the waiver is witnessed by a representative of the Committee or a notary public. Any change in the optional form of benefit or non-spouse beneficiary shall require the spouse's consent as hereinabove provided. The provisions of this paragraph shall not be applicable if the Committee is satisfied that the required consent cannot be obtained because the Participant does not have a spouse; because the spouse cannot be located; or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. This election may be revoked by the Participant, by means of a written notice to the Committee, any number of times prior to his Annuity Commencement Date.

     For purposes of this Section 9.2(c), the following terms have the following meanings:

          "Annuity Commencement Date" means the first day of a period with respect to which an Accrued Benefit is payable as an annuity or in any other form.

          "Qualified Joint and Survivor Annuity" means a single life annuity with respect to a single Participant and a joint and 50% survivor annuity with the Participant's spouse named as the contingent annuitant with respect to a married Participant.

     Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     1) the Committee provides information to the Participant that clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, if applicable, and whether or not to elect distribution in the form of a Qualified Joint and Survivor Annuity;

     2) the Participant may revoke any affirmative distribution election at least until the Annuity Commencement Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Participant's election rights is provided to the Participant;

     3) the Annuity Commencement Date is after the date the Participant receives notice of his election rights as provided for above; and

     4) distribution in accordance with the Participant's affirmative election doesn't commence until after the expiration of the 7-day revocation period referred to in (2) above."

5. Effective as of April 5, 2002, Section 16.2 of the Plan is amended by the addition of the following immediately after the first paragraph thereof:

     "c. Notwithstanding the foregoing, a participant in the LETCO 401(k) Profit Sharing Plan and Trust (the "LETCO Plan") may elect to take a hardship withdrawal from that portion of his or her Account attributable to participation in the LETCO Plan prior to April 5, 2002, including amounts attributable to matching contributions."

6. Effective as of April 5, 2002, Section 19.2 of the Plan is amended by the addition of the following to the end thereof:

     "Provisions which are retroactively effective as of a Remedial Amendment Date shall also constitute an amendment to the LETCO 401(k) Profit Sharing Plan and Trust (the "LETCO Plan") as of the applicable Remedial Amendment Date to the extent necessary for the LETCO Plan to continue to be tax-qualified (including for periods prior to the merger date of the LETCO Plan into this Plan to the extent so required). In this regard, the following special rules apply with respect to the LETCO Plan:

     (i) Prior to merger, "Highly Compensated Employees" were determined by the LETCO Plan by making the top paid group election described in Code Section 414(q)(1)(B)(ii);

     (ii) The mandatory cashout limit in the LETCO Plan was raised from $3,500 to $5,000 effective as of January 1, 2001; and

     (iii) Prior to merger, the actual deferral percentage test described in Code Section 401(k)(3) and the contribution percentage test described in Code Section 401(m)(2) were performed by the LETCO Plan by reference to the actual deferral percentage of nonhighly compensated employees in the prior Plan Year and the contribution percentage of nonhighly compensated employees in the prior Plan Year, respectively."